                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )
                                             ---

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                          REGENCY REALTY CORPORATION
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          REGENCY REALTY CORPORATION

                                _______________

                          NOTICE AND PROXY STATEMENT

                                _______________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1998


TO THE HOLDERS OF COMMON STOCK:

  PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Realty Corporation (the "Company") will be held on Tuesday, May 26, 1998, at 11:00 A.M., local time, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida.

  The meeting will be held for the following purposes:

  1. To elect one Class III Director, one Class I Director and four Class II Directors to serve terms expiring at the annual meeting of shareholders to be held in 1999, 2000 and 2001, respectively, and until their successors have been elected and qualified.

  2. To consider and vote on a proposed amendment to the Company's Articles of Incorporation that would apply to the Company's major beneficial shareholder, Security Capital U.S. Realty and its subsidiary (collectively, "SC-USREALTY"), the same transfer restrictions that currently apply to all other Non-U.S. Persons (as defined in the Articles of Incorporation).

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The shareholders of record at the close of business on April 8, 1998 will be entitled to vote at the annual meeting.

  It is hoped you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                       By Order of the Board of Directors,



                                       J. Christian Leavitt
                                       Vice President, Secretary
                                        and Treasurer

Dated:  April 15, 1998

                    TABLE OF CONTENTS

                                                             PAGE

VOTING SECURITIES..........................................   1
  Standstill...............................................   4

PROPOSAL 1:  ELECTION OF DIRECTORS.........................   6
  Compensation Committee Report on Executive Compensation..  14
  Annual Component.........................................  15
  Long-Term Component......................................  15
  Comparative Stock Performance............................  17
  Executive Compensation...................................  18
  Compensation Committee Interlocks
    and Insider Participation..............................  21
  Certain Transactions.....................................  21

PROPOSAL 2:  TO AMEND ARTICLES OF INCORPORATION
                TO FACILITATE CONTINUED QUALIFICATION AS A
                      DOMESTICALLY CONTROLLED REIT.........  24

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................  26

OTHER MATTERS..............................................  26

SHAREHOLDER PROPOSALS......................................  26

ANNUAL REPORT..............................................  26

EXPENSES OF SOLICITATION...................................  26

APPENDIX A


                          REGENCY REALTY CORPORATION

                      121 West Forsyth Street, Suite 200
                         Jacksonville, Florida  32202

                                _______________

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD MAY 26, 1998


  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of Regency Realty Corporation on or about April 15, 1998 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the 1998 annual meeting of shareholders of the Company. The meeting will be held on Tuesday, May 26, 1998, at 11:00 A.M., local time, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida.

  The Board of Directors has designated Martin E. Stein, Jr. and Bruce M. Johnson, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

  If necessary, the holders of the proxies may vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the meeting. If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting all proxies may be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have heretofore effectively been revoked or withdrawn).


                               VOTING SECURITIES

  The record of shareholders entitled to vote was taken at the close of business on April 8, 1998. At such date, the Company had outstanding and entitled to vote 24,865,205 shares of Common Stock, $.01 par value. Each share of Common Stock entitles the holder to one vote. Holders of a majority of the outstanding Common Stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

  The Company is a Florida corporation the principal shareholders of which consist of members of the Stein family, who founded the Company, and the Company's major investor, Security Capital U.S. Realty ("SC-USREALTY"). The following table shows certain information relating to the beneficial ownership as of April 8, 1998 of (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is the only outstanding class of voting securities of the Company, (ii) each Director and nominee, (iii) each of the named executive officers shown in the Summary Compensation Table elsewhere in this proxy statement, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                                                                  PERCENT
                                 AMOUNT AND NATURE OF            OF VOTING
       BENEFICIAL OWNER(1)       BENEFICIAL OWNERSHIP           SECURITIES(2)
       ----------------          --------------------           -------------
Security Capital U.S. Realty(3)       11,284,439                    45.4%
   (SC-USREALTY)

LaSalle Advisors Limited               1,804,730                     7.3%
Partnership(4)

Joan W. Stein(5)                         589,090(6)(7)     )

Martin E. Stein, Jr.(5)                  762,783(6)(8)(9)  )         3.1%(10)

Richard W. Stein(11)                     578,627(6)(12)    )


Edward L. Baker                           14,672(13)                    *

Raymond L. Bank                            1,611(13)                    *

A.R. Carpenter                            12,928(13)                    *

J. Dix Druce, Jr.                         30,919(13)                    *

Albert Ernest, Jr.                        13,696(13)                    *

Douglas S. Luke                           14,504(13)                    *

J. Alexander Branch III                  257,389(13)(14)             1.0%

Mary Lou Rogers                              833                        *

Jonathan L. Smith                            686                        *

Lee S. Wielansky                          45,459(16)                    *

Bruce M. Johnson                          93,217(9)(17)                 *

Robert C. Gillander, Jr.                  89,080(17)                    *

James D. Thompson                         79,504(17)                    *

All Directors, nominees for Director   1,433,708(14)(18)             5.7%
and executive officers as a group (a
total of 16 persons)


----------------------------
Footnotes appear on page 3.

---------------
 *   Less than one percent.
(1) Information presented in this table and related notes has been obtained from the beneficial owner and from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Act of 1934.
(2) The percentages shown on the above table do not take into account the shares of Common Stock issuable upon conversion of the Company's Class B Non-Voting Stock (the "Class B Stock"). The Company has outstanding a total of 2,500,000 shares of Class B Stock held by a single institutional investor which are convertible into Common Stock at the holder's option beginning December 20, 1998, subject to certain numerical limitations, including a requirement that conversion not result in the holder being the beneficial owner of more than 4.9% of the Company's outstanding Common Stock. The Class B Stock will be immediately convertible into Common Stock in full upon the occurrence of certain extraordinary events or defaults, including certain changes in management. A total of 2,975,468 shares of Common Stock are issuable upon conversion of the Class B Stock. Based on the number of shares of Common Stock outstanding on the record date for the annual meeting (and assuming no other changes), the 2,975,468 shares of Common Stock issuable upon conversion of the Class B Stock would constitute approximately 10.7% of the Common Stock outstanding immediately following conversion.
(3) The business address of Security Capital U.S. Realty is 69, route d'Esch, L-1470 Luxembourg.
(4) The business address of LaSalle Advisors Limited Partnership is 11 South LaSalle Street, Chicago, Illinois 60603.
(5) The business address of Joan W. Stein and Martin E. Stein, Jr. is 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.
(6) Includes 160,263 shares held through The Regency Group, Inc. The named individual is deemed to have shared voting and investment power over these shares by virtue of testamentary trusts and a voting trust of which the Steins and John D. Baker, II are trustees, which trusts own 100% of the voting stock of The Regency Group, Inc. Also includes: 307,147 shares and 108,235 shares owned through two family partnerships, The Regency Group II and Regency Square II, respectively. The general partners of The Regency Group II and Regency Square II are the Steins and a testamentary trust of which the Steins and Mr. Baker are trustees.
(7)  Also includes 13,445 shares owned individually by Joan W. Stein.
(8) Also includes 187,138 shares owned by Martin E. Stein, Jr. and 34,444 shares subject to presently exercisable options.
(9) Excludes 46,691 shares held by the Company's 401(k) plan, of which Messrs. Martin E. Stein, Jr. and Johnson are trustees. The trustees have shared voting power over these shares.
(10) The 762,783 shares over which Martin E. Stein, Jr. has sole or shared voting and investment power as described in notes (6) and (8) represent, in the aggregate, 3.1% of the outstanding voting securities of the Company. Percentages are omitted for the other members of the Stein family to avoid double counting.
(11) The business address of Richard W. Stein is 76 S. Laura Street, Suite 1400, Jacksonville, Florida 32201.
(12) Also includes 2,982 shares owned individually by Richard W. Stein.
(13) Includes the following shares covered by presently exercisable options:
     Mr. Baker, 5,000 shares; Mr. Branch, 2,000 shares; Mr. Carpenter, 5,000 shares; Mr. Druce, 5,000 shares; Mr. Ernest, 5,000 shares; and Mr. Luke, 5,000 shares.
(14) Includes 122,506 shares issuable upon redemption of limited partnership units held by Mr. Branch and 2,568 shares issuable upon redemption of limited partnership units held by Mr. Branch's wife as trustee for the benefit of their children.
(15) Nominee for Director.
(16) Represents units of limited partnership interest in Regency Centers, L.P. which may be redeemed at any time for a like number of shares of the Company's Common Stock.
(17) Includes the following shares covered by presently exercisable options: Mr. Johnson, 11,802 shares; Mr. Gillander, 11,802 shares; and Mr. Thompson, 10,143 shares.
(18) Includes 95,191 shares subject to presently exercisable options.

STANDSTILL

  SC-USREALTY has agreed to a five-year "standstill" (renewable for additional one-year terms) in its Stockholders Agreement with the Company, as amended. A "standstill" is an agreement by a shareholder to refrain from changing its position, most frequently involving an agreement not to acquire additional shares and/or not to take certain actions relating to management or control, such as replacing one or more members of the board of Directors. Under the terms of SC-USREALTY's standstill, SC-USREALTY may not, among other things, (i) acquire more than 45% of the Company's outstanding Common Stock on a fully diluted basis, (ii) transfer shares in a negotiated transaction that would result in any transferee beneficially owning more than 9.8% of the Company's capital stock unless the Company approves the transfer, in its sole discretion,
(iii) act in concert with any third parties as part of a 13D group, or (iv) seek to change the composition or size of the Board of Directors (except as provided in the Stockholders Agreement with respect to SC-USREALTY's representation on the Board). During the standstill term, SC-USREALTY is generally required to vote its shares of Common Stock in accordance with the recommendation of the Company's Board of Directors or proportionally in accordance with the vote of the other holders of the Common Stock except with respect to the election of SC-USREALTY's nominees to the Company's Board (as to which SC-USREALTY can vote its shares in its sole discretion) and with respect to any amendment to the Company's Articles of Incorporation or Bylaws that would reasonably be expected to materially adversely affect SC-USREALTY and certain extraordinary matters (as to which SC-USREALTY may vote Common Stock owned by it, not to exceed 40% of the outstanding shares, in its sole discretion).

  SC-USREALTY's standstill requires it to vote at the annual meeting for the Board of Directors' nominees (other than SC-USREALTY's representatives) or vote proportionally for such nominees in accordance with the vote of the other shareholders.

  SC-USREALTY's standstill provides for automatic termination prior to the end of its stated term upon the occurrence of certain events, including the acquisition by another person or group of 9.8% or more of the voting power of the Company's outstanding voting securities. In June 1997, Opportunity Capital Partners II Limited Partnership, a Maryland limited partnership ("OCP"), acquired beneficial ownership of more than 9.8% of the Common Stock following its exercise of certain redemption rights. SC-USREALTY agreed that the standstill will not be terminated by OCP's exercise of redemption rights so long as the shares acquired by OCP are held directly and beneficially by OCP. The waiver of the termination of the standstill also extends to (i) 225,930 shares beneficially owned for various managed accounts by ABKB/LaSalle Securities Limited, an affiliate of OCP's general partner ("ABKB/LaSalle") (including 32,200 shares held in a discretionary account for the benefit of OCP's limited partner), but only to the extent that such shares are continuously held in each such account, and (ii) up to 4.9% of the outstanding Common Stock beneficially owned as a result of the conversion of Class B Stock, which is beneficially owned by an affiliate of ABKB/LaSalle for another client. However, the waiver will terminate as to all the shares described above if OCP, ABKB/LaSalle, any other affiliate of OCP, or any member of a group of which OCP is a member acquires beneficial ownership of any additional voting securities of the Company or takes any other actions that would otherwise result in the termination of the standstill.

  During the standstill period, OCP has agreed with the Company that OCP will not, and OCP and ABKB/LaSalle have agreed that they will not, cause other managed accounts for OCP's limited partner (collectively with OCP, the "OCP Accounts") to acquire additional shares (i) so long as OCP continues to beneficially own more than 9.8% of the Common Stock, on a diluted basis, or (ii) thereafter if, after giving effect to the acquisitions, the OCP Accounts would own more than 9.8% of the Common Stock, on a diluted basis. However, neither ABKB/LaSalle nor any of its affiliates is so bound with respect to any of their other clients or accounts. Accordingly, if ABKB/LaSalle becomes the beneficial owner of any shares that are not exempted from the standstill waiver as described above (or if any of the exempted shares are transferred between ABKB/LaSalle affiliates even though their aggregate beneficial ownership does not increase), then all shares beneficially owned by OCP, ABKB/LaSalle and their affiliates will be counted in determining whether SC-USREALTY's standstill has terminated. If after any such event such persons then beneficially own more than 9.8% of the outstanding Common Stock, the standstill will terminate, and SC-USREALTY will not be restricted in the voting of the shares that it owns or in any other action that it might take as a shareholder of the Company.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

  The Company's Amended and Restated Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. At the meeting, one Class I Director will be elected to serve for a term of two years and until his successor is elected and qualified, one Class III Director will be elected to serve for a term of one year and until his successor is elected and qualified; and four Class II Directors will be elected to serve for a term of three years and until their successors are elected and qualified. The Board of Directors has nominated Lee S. Wielansky, who was recently elected to the Board in connection with the acquisition of the real estate assets of the Midland Group, and Jonathan L. Smith, who was recently elected to the seat of the Board vacated by Robert S. Underhill, to stand for election as Class I and Class III Directors, respectively. The Board of Directors also has nominated Martin E. Stein, Jr., Raymond L. Bank, A.R. Carpenter, and J. Dix Druce, Jr., to stand for election as Class II Directors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting.

  The accompanying proxy will be voted, if authority to do so is not withheld, for the election as Directors of each of the Board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

  Information concerning all incumbent Directors and all nominees for Director, based on data furnished by them, is set forth below. Martin E. Stein, Jr. and Richard W. Stein are brothers, and Joan W. Stein is their mother. Mr. Smith and Ms. Rogers have been designated by SC-USREALTY as its representatives to the Company's Board of Directors pursuant to a Stockholders Agreement between the Company and SC-USREALTY, which gives SC-USREALTY the right, under certain circumstances, to nominate for election by shareholders its proportionate share of the members of the Board (but generally not fewer than two, nor more than 49% of the Directors). Mr. Bank has been designated by OCP as its representative to the Company's Board of Directors. OCP will retain the right to nominate one member of the Board so long as it retains the shares of Common Stock received in connection with the acquisition of assets of Branch Properties, L.P.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF ITS NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                   FIRST         COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------
Joan W. Stein                  Class III   Director of the Company; retired as      1993           589,090(3)
         (69)                       1999   Chairman of the Company in 1997;                         (2.4%)
                                           Chairman since 1968 of The Regency
                                           Group, Inc. ("TRG"), which
                                           transferred substantially all the
                                           assets of its real estate division
                                           to the Company upon the closing of
                                           the Company's initial public
                                           offering in November 1993; retired
                                           as a Director of Barnett Bank of
                                           Jacksonville, N.A. in 1995.

Martin E. Stein, Jr.*.         Class II    Chairman of the Board since June           1993           762,783(3)(4)
          (45)                    1998     1997, President, Chief Executive                           (3.1%)
                                           Officer and Director of the Company
                                           since 1993; President and Chief
                                           Executive Officer of TRG since 1988
                                           and President of TRG's real estate
                                           division since 1981; Director of FRP
                                           Properties, Inc., a publicly held
                                           transportation and real estate
                                           company.

Richard W. Stein                Class I    President and Chief Executive                               578,627(3)
         (42)                     2000     Officer of Palmer & Cay of Florida,                          (2.3%)
                                           Inc., an insurance agency, since
                                           1993; Executive Vice President and
                                           Director of TRG, 1989 to present.

-----------------------
Footnotes appear on page 13

                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                    FIRST        COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------
Douglas S. Luke+                Class I    Director of the Company; President       1993          14,504(5)
        (56)                      2000     and Chief Executive Officer since
                                           1991 of WLD Enterprises, Inc., a Ft.
                                           Lauderdale, Florida based
                                           diversified private investment and
                                           management company with interests in
                                           securities, real estate and
                                           operating businesses; Managing
                                           Director of Rothschild
                                           Inc./Rothschild Ventures from 1987
                                           to 1990; Director of Orbital
                                           Sciences Corporation, a space
                                           systems company, and Westvaco
                                           Corporation, a diversified paper and
                                           chemicals manufacturing company.

Mary Lou Rogers[ ].             Class I    Managing Director of SC-USREALTY         1997             833
       (46)                       2000     Strategic Group Incorporated, an
                                           affiliate of SC-USREALTY, since
                                           March 1997, responsible for
                                           developing retail operating systems
                                           for retailing-related initiatives
                                           for SC-USREALTY Strategic Group
                                           Incorporated's clients; Senior Vice
                                           President, Director of Stores-New
                                           England, for Macy's East/Federated
                                           Department Stores from 1994 to March
                                           1997; Senior Vice President,
                                           Director of Stores for Henri Bendels
                                           from 1993 to 1994; Senior Vice
                                           President, Regional Director of
                                           Stores for the Burdines Division of
                                           Federated Department Stores, from
                                           1991 to 1993.

-----------------------
Footnotes appear on page 13

                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                   FIRST         COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------

Lee S. Wielansky                Class I    Director of the Company; Managing        1998          45,459
        (47)                    nominee    Director - Midwestern Investment
                               (for term   Group of the Company; President and
                               expiring    Chief Executive Officer of Midland
                                 2000)     Development Group from 1983 to 1998
                                           until its assets were acquired by
                                           the Company; Director of Allegiant
                                           Bancorp, Inc. since 1990.


Raymond L. Bank                Class II    Director of the Company; President       1997           1,611
      (44)                       1998      and Chief Operating Officer of
                                           Merchant Development Corporation, a
                                           venture capital and buy-out firm
                                           focusing on consumer retail, direct
                                           marketing, and service companies
                                           since 1994; President, Raymond L.
                                           Bank Associates, Inc., a consulting
                                           firm serving a diverse clientele in
                                           corporate development, retail, and
                                           direct marketing strategies, since
                                           1991; Director, OfficeMax, Inc.,
                                           since 1994.

----------------------
Footnotes appear on page 13

                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                   FIRST         COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------
A. R. Carpenter[ ].            Class II    Director of the Company; President     1993          12,928(5)
          (56)                   1998      and Chief Executive Officer (since
                                           January 1992) of CSX Transportation,
                                           Inc., with which he has held a
                                           variety of positions since 1962,
                                           including Executive Vice
                                           President-Sales and Marketing (from
                                           1989 to 1992); Director of
                                           NationsBank Corp. since January
                                           1998, Florida Rock Industries, Inc.,
                                           Stein Mart, Inc., a Jacksonville
                                           based discount retailer, and
                                           American Heritage Life Insurance
                                           Company, Director of Barnett Banks,
                                           Inc., a Jacksonville based bank
                                           holding company, and its affiliate,
                                           Barnett Bank of Jacksonville, N.A.,
                                           prior to its acquisition by
                                           NationsBank Corp.

J. Dix Druce, Jr.H             Class II    Director of the Company; President       1993          30,919(5)
         (50)                    1998      and Chairman of the Board of Life
                                           Service Corp., Inc., a life
                                           insurance management company, since
                                           1988; President and Director of
                                           American Merchants Life Insurance
                                           Company and its parent, AML
                                           Acquisition Company, since October
                                           1992; President and Director
                                           (Chairman from May 1989 to July
                                           1991) of National Farmers Union Life
                                           Insurance Company from 1987 to 1991;
                                           President and Director of Loyalty
                                           Life Insurance Company and NFU
                                           Acquisition Company from 1987 to
                                           1991; Director of American National
                                           Bank of Florida.

------------------------
Footnotes appear on page 13

                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                   FIRST         COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------
Edward L. Baker[ ].            Class III   Director of the Company; Chairman of     1993          14,672(5)
         (63)                     1999     the Board of Florida Rock
                                           Industries, Inc., a publicly held
                                           construction materials company
                                           listed on the New York Stock
                                           Exchange, and its affiliate, FRP
                                           Properties, Inc., since May 1989 and
                                           President from 1967 to May 1989;
                                           Director of American Heritage Life
                                           Insurance Company, based in
                                           Jacksonville, Florida, and Flowers
                                           Industries, a producer of baked
                                           goods located in Thomasville,
                                           Georgia.

J. Alexander Branch III        Class III   Founder, Chairman and Chief              1997         257,389(6)
         (56)                     1999     Executive Officer for more than five
                                           years of Branch Properties, L.P. and
                                           predecessors, prior to the transfer
                                           by it of substantially all its
                                           assets to a partnership controlled
                                           by the Company.

Albert Ernest, Jr.[ ].         Class III   Director of the Company; President       1993          13,696(5)
         (67)                     1999     of Albert Ernest Enterprises, a
                                           consulting and investment firm;
                                           Director of Barnett Banks, Inc.,
                                           from 1982 until 1991, President and
                                           Chief Operating Officer from
                                           November 1988 until his retirement
                                           in 1991, and Vice Chairman from 1984
                                           to 1988; Director of Florida Rock
                                           Industries, Inc., and its affiliate,
                                           FRP Properties, Inc., Stein Mart,
                                           Inc., a publicly held discount
                                           apparel chain based in Jacksonville,
                                           Florida, Emerald Funds and Wickes
                                           Lumber Co., a publicly held retailer
                                           and distributor of building
                                           materials.

------------------------
Footnotes appear on page 13


                                                                                                  SHARES OF
                                                                                    YEAR           COMPANY
                                                                                   FIRST         COMMON STOCK
                                 CLASS/         POSITIONS WITH THE COMPANY;        BECAME           OWNED
                                CURRENT        PRINCIPAL OCCUPATIONS DURING       DIRECTOR    BENEFICIALLY AS OF
                                  TERM            PAST FIVE YEARS; OTHER           OF THE       MARCH 1, 1998
          NAME AGE             EXPIRES(1)              DIRECTORSHIPS              COMPANY      (% OF CLASS)(2)
          --------             ----------        -------------------------        -------    ------------------
Jonathan L. Smith+             Class III   Director of the Company; Senior Vice     1998             686
         (45)                  nominee     President, SC-USREALTY Global
                               (for term   Strategic Group since June, 1997,
                               expiring    where he is responsible for
                                2001)      overseeing strategic investments in
                                           retail companies such as the Regency
                                           Realty, Pacific Retail Trust, Urban
                                           Growth Property Trust, and City
                                           Center Retail Trust; Managing
                                           Director of Citicorp Real Estate,
                                           Inc. overseeing remedial management
                                           of the US Commercial Real Estate
                                           business from 1990 to 1997.





_________________________
 * Member of the Executive Committee, any meeting of which also must include any one of the outside Directors, and one of the Directors representing SC-USREALTY.
 +  Member of the Audit Committee.
[ ] Member of the Compensation Committee.
 .  Member of the Nominating Committee.

(1) The Company's Amended and Restated Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in number as possible, with Directors elected for three-year terms.
(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding Common Stock. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers.
(3) Includes 160,263 shares held through The Regency Group, Inc. The named individual is deemed to have shared voting and investment power over these shares by virtue of testamentary trusts and a voting trust of which the Steins and John D. Baker, II are trustees, which trusts own 100% of the voting stock of The Regency Group, Inc. Also includes 307,147 shares and 108,235 shares held through two family partnerships, The Regency Group II and Regency Square II, respectively. The general partners of The Regency Group II and Regency Square II are the Steins, and a testamentary trust of which the Steins and Mr. Baker are trustees.
(4) Includes 34,444 shares subject to presently exercisable options.
(5) Includes 5,000 shares subject to presently exercisable options.
(6) Includes 2,000 shares subject to presently exercisable options and 125,074 shares issuable upon redemption of limited partnership units.


  BOARD OF DIRECTORS AND STANDING COMMITTEES. Regular meetings of the Board of Directors are held five times a year. The Board held five regular meetings and six special meetings during 1997. All Directors attended at least 75% of all meetings of the Board and Board committees on which they served during 1997.

  The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, which are described below. Members of these committees will be elected annually at the regular Board meeting held in conjunction with the annual shareholders' meeting.

  EXECUTIVE COMMITTEE.  The Executive Committee presently is comprised of Martin
E. Stein, Jr. (Chairman), one independent non-SC-USREALTY Director, and any one independent Director nominee of SC-USREALTY. The Executive Committee did not meet during 1997. The Executive Committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring Board approval. The Executive Committee may not exercise functions reserved under Florida law for the full Board of Directors and, in addition, may not declare dividends.

  AUDIT COMMITTEE. The Audit Committee presently is comprised of Messrs. Druce, Luke and Smith, none of whom is an officer of the Company. Regular meetings of the Audit Committee are held twice a year. The Audit Committee met twice during 1997. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors, and reviewing the annual audit with the auditors.

  NOMINATING COMMITTEE. The Nominating Committee presently is comprised of Albert Ernest, Jr. (Chairman), Martin E. Stein, Jr., Edward L. Baker, A.R. Carpenter and Mary Lou Rogers. The Nominating Committee, which makes nominations for election of Directors, also has responsibility for accepting nominations from shareholders. The Nominating Committee met twice during 1997. The Company's Bylaws require that any nominations by shareholders be delivered to the Company no later than the deadline for submitting shareholder proposals. See "Shareholder Proposals."

  COMPENSATION COMMITTEE. The Compensation Committee presently is comprised of Messrs. Ernest (Chairman), Baker, Carpenter and Ms. Rogers. The Compensation Committee held three meetings during 1997 to review 1996 performance and to review and approve changes to the Company's current executive compensation plans. This Committee has the responsibility of approving the compensation arrangements for senior management of the Company, including annual bonus and long term compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and Directors of the Company are eligible to participate, as well as makes grants of employee stock options and other stock awards under the Company's Long Term Omnibus Plan.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for evaluating and establishing appropriate levels of executive compensation and other benefit plans of the Company. The Committee is comprised entirely of non-employee Directors.

  COMPENSATION PHILOSOPHY. The Company's executive compensation program is incentive based, and has been designed to attract, motivate, reward and retain key executives who are result-oriented and capable of achieving the Company's key objectives. The Committee recognizes that the interests of the shareholders are best served by allowing key executives the opportunity to participate in the appreciation of the Company through the granting of stock awards and stock options.

  The Committee evaluates and establishes the Company's executive compensation program based upon current market information including data from the REIT Executive Compensation Survey prepared annually by the National Association of Real Estate Investment Trusts, and comparative executive compensation data provided by Arthur Andersen and its peers. The program is comprised of an annual component and a long-term incentive component. Both of these forms of incentive compensation are primarily variable in nature, and designed to effectuate a pay-for-performance philosophy which considers management's ability to consistently generate total shareholder returns above the industry average, grow Funds from Operations per share (FFO is the most widely-accepted measure of performance for real estate investment trusts), strengthen the Company's capital structure, and build a premier operating company.

  The Company exceeded all of its 1997 key goals and objectives. Significant accomplishments included increasing FFO per share by 18.3%; growing the platform of quality neighborhood shopping centers by $422 million invested in 40 properties; commencing $134 million of customer-driven developments; increasing the total market capitalization to $1.04 billion; receiving investment grade ratings from Moody's and S&P; and achieving three-year compounded annual shareholder return of 25%.

ANNUAL COMPONENT

  Base salaries for all executives are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness in relation to the Company's current financial condition and capital resources, the roles and responsibilities of the individual, the contributions of the individual to the Company's business, an analysis of job requirements and the individual's prior experience and accomplishments.

  To provide additional incentive to achieve outstanding performance, the Committee also makes cash bonus awards based on corporate and individual performance. The compensation plan established by the Committee in 1997 establishes target cash bonuses based on achievement of financial and operational goals for the Company and, where appropriate, those activities of the Company managed by the executive officer. The Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

LONG-TERM COMPONENT

  STOCK PURCHASE PLAN. The Committee strongly believes that providing key employees with an opportunity to increase their ownership of common stock, aligns their interests with and best serves the stockholders. Therefore, the Committee has structured a stock purchase plan ("SPP") whereby key employees acquire common stock at fair market value by investing their own capital in combination with loans provided by the Company. These full recourse loans are secured by the stock purchased. The terms and amounts of existing SPP loans are further described under the summary of Executive Compensation included elsewhere in this Proxy Statement. Certain SPP loans originated during 1993 and 1996 provide for loan forgiveness awards based upon growth in FFO per share and total shareholder return. In 1997, the Company exceeded the performance targets that provide loan forgiveness by achieving per share FFO growth of 18.3%, and compounded annual shareholder return since the measurement date of 37%. Forgiveness amounts for the executive officers are reported in the Summary Compensation Table as SPP Loan Awards. SPP loans originated after 1996 have no forgiveness provisions.

  STOCK OPTIONS. The Company grants stock options to employees as part of their annual performance review ("Annual Options"), and also as part of the SPP program ("SPP Matching Options") that provide incentives to SPP participants to purchase and maintain a long-term investment in the Company of at least 5 years following an SPP grant. Annual Options and SPP Matching Options vest over 5 years, subject to SPP ownership requirements.

  PERFORMANCE STOCK PLAN. In 1995, The Company established a one-time performance stock program whereby executive officers could earn a specified number of shares of restricted stock as a result of achieving a compounded annual total return to shareholders of 15% over a three-year period beginning with the average closing price of the fourth quarter of 1994. At December 31, 1997, the three-year compounded annual shareholder return as determined by the plan was 25%, and accordingly, remaining unissued performance shares were issued. Currently, issued shares are 33% vested, and become fully vested by January, 2000. The issuance of performance shares are included in the Summary Compensation Table as Restricted Stock Awards.

  CEO COMPENSATION. The Committee's policies for determining the CEO's compensation are the same as the other executive officers. For 1998, the CEO's base compensation was not increased, and in accordance with the Company's incentive compensation program, the CEO received a bonus of $197,500, as well as, SPP stock loan forgiveness of $186,338 related to 1997 performance. In January, 1997, the CEO was granted the right to purchase 79,200 SPP shares, 158,400 SPP Matching Options, and 32,700 Annual Options at $25.25 per share, the fair market value on the date of grant. The CEO continues to serve under a rolling three-year employment agreement.


                                    REGENCY REALTY CORPORATION
                                    COMPENSATION COMMITTEE

                                    Albert Ernest, Jr., Chairman
                                    Edward L. Baker
                                    R. Carpenter
                                    Mary Lou Rogers

COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the NAREIT All Equity Index (excluding health care REITs) since October 29, 1993, the first date on which the Common Stock began trading on the New York Stock Exchange following the Company's initial public offering, assuming the reinvestment of any dividends and assuming the investment of $100 in each.

                         Oct. 29, 1993      Dec. 31, 1993     Dec. 31, 1994     Dec. 31, 1995     Dec. 31, 1996     Dec. 31, 1997
                         -------------      -------------     -------------     -------------     -------------     -------------
Regency Realty Corp.        $100.00           $ 86.36           $ 94.35            $106.74           $179.84          $202.02

NAREIT Equity Index         $100.00           $ 94.83           $ 97.67            $111.55           $152.16          $183.39

S&P 500 Index               $100.00           $101.25           $101.57            $139.75           $171.83          $229.16

EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid or accrued by the Company for services rendered during fiscal 1997, 1996 and 1995 to the Company's Chief Executive Officer and to the Company's three Managing Directors, the only other executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 1997.


                          SUMMARY COMPENSATION TABLE


                                                                      Long-Term
                                Annual Compensation                  Compensation
                                -------------------          ----------------------------
                                                             Performance     Securities
Name & Principal                                               Stock         Underlying         SPP Loan      All Other
   Position              Year     Salary(1)      Bonus(2)     Awards(3)    Options/SARs(4)      Awards(5)  Compensation(6)
   --------              ----     ------         -----        ------       ------------         ------     ------------
Martin E. Stein, Jr.     1997    $275,000       $197,500     $265,800        270,300           $186,338        $17,325
 Chairman and Chief      1996     252,391        225,000     $168,000              0            186,338         35,439
 Executive Officer       1995     240,000        144,400            0              0            103,950         24,331

Bruce M. Johnson         1997     180,000        104,400      132,900        139,600             84,083         18,143
 Managing Director       1996     145,076        115,000       84,000              0             84,083         20,753
 and Chief Financial     1995     135,000         71,400            0              0             41,580         15,142
 Officer

Robert C. Gillander, Jr. 1997     175,000        100,000      116,288        139,600             80,502         16,480
 Managing Director       1996     137,500        108,900       73,500              0             80,502         19,266
 Investment Group        1995     125,000         60,000            0              0             41,580         14,175

James D. Thompson        1997     175,000        100,000      107,981        139,600             71,185         16,795
 Managing Director       1996     129,826        103,000       68,250              0             71,185         18,929
 Operations Group        1995     121,000         62,100            0              0             36,383         13,930

_________________________
(1) Includes amounts deferred under the 401(k) feature of the Company's profit sharing plan.
(2) Bonuses for the year ended December 31, 1997 were paid 100% in cash; for the year ended December 31, 1996 bonuses were paid 45% in cash and 55% in stock; and for the year ended December 31, 1995 bonuses were paid 40% in cash and 60% in stock.
(3) Consists of the fair market value of restricted stock awards on December 31, 1997 and December 31, 1996, the date of grants. Awards were earned by cumulative annual shareholder return exceeding 15% beginning January 1, 1995, when the program was implemented. Awards vest 34%, 33% and 33% on the first, second and third anniversary date of the grant provided that the executive is employed by the Company or any affiliate on the date of vesting. The executive is entitled to dividends and voting rights on unvested shares. Shares representing the full amount of the awards listed above, held by the named executives are as follows: Mr. Stein, 16,000 shares; Mr. Johnson, 8,000 shares; Mr. Gillander, 7,000 shares; and Mr. Thompson, 6,500 shares. There is currently no additional restricted stock available for management.
(4) Stock options granted for previous years performance that vest over 5 years (Annual Options), and stock options granted related to the Company's Stock Purchase Plan (SPP Shares and SPP Matching Options), that vest over 1 and 9 years depending upon shares owned by the executive after 5 years, and certain financial performance measures B see Stock Purchase Plan included in the Executive Compensation section for specifics related to options granted and vesting terms.
(5) Represents amounts earned by the named executive officers in the form of loan forgiveness in accordance with the terms of the Stock Purchase Plan that is part of the Company's 1993 Long Term Omnibus Plan, based upon FFO per share growth greater than 7%, annual shareholder return of 15% or more and cumulative return of 20% or more since January 1, 1996.
(6) Includes contributions in the form of stock to the Company's profit sharing and 401(k) plan, the profit sharing portion of which was based on the attainment of predetermined levels of funds from operations per share. The profit sharing and 401(k) match amount for each executive officer was $13,750 in 1997 and 1996, and $11,448 in 1995 and 1994. Also includes amounts allocated in 1996 and 1995 to a deferred compensation plan as follows: Mr. Stein, $19,879 and $11,073; Mr. Johnson, $5,193 and $1,884;
     Mr. Gillander, $3,706 and $917; and Mr. Thompson, $3,369 and $672. The remainder consists of: (a) annual Christmas compensation of $1,000, and
     (b) excess term life insurance premiums.

   EMPLOYMENT AGREEMENTS. The Company has entered into a three-year employment agreement with Martin E. Stein, Jr., the Company's President and Chief Executive Officer, providing for an annual base salary and participation in the Company's executive compensation plans on the same terms as other executive officers. The agreement, which was effective in October 1993, will be renewed automatically for an additional year on each anniversary date thereof so that the remaining term will be three years, unless either party gives written notice of non-renewal. The agreement provides for Mr. Stein to receive base salary and incentive compensation for the remainder of the term of the agreement in the event that he is terminated, his responsibilities are materially reduced or the Company's headquarters are relocated from Jacksonville, Florida as a result of a sale, merger or other change of control of the Company. The Company has entered into agreements with Messrs. Johnson, Gillander and Thompson that provide for the payment of salary and benefits for a specified period in the event of a change of control only.

  STOCK PURCHASE PLAN. To align the interest of management with the Company's shareholders, the Company has implemented a stock purchase plan ("SPP") as part of its Long-Term Omnibus Plan to encourage stock ownership by management. Management purchased 226,000 shares under this program during 1993 and 1996 at fair market value at the time of purchase. The stock purchases were funded by SPP loans from the Company (averaging 92% of the purchase price) and cash provided directly from management. These SPP loans are fully secured by a portion of the stock purchased, have full recourse to management, are interest only (due quarterly) with fixed rates of interest of 7.34% to 7.79%, and mature in 10 years. As part of the program, a portion of the loans may be forgiven annually based on annual per share FFO growth of greater than 7%, total annual shareholder return of at least 15%, and cumulative total annual shareholder return of 20% or more since January 1, 1996.

  In 1997, the Company granted the executive officers the option for 2 years to purchase approximately 198,000 shares ("SPP Shares") at $25.25 per share, the stock price on the grant date, 65,300 of which are subject to certain financial performance goals. The Company will loan the participants 95% of the purchase price at an interest rate equal to the lower of 6% or the dividend rate. The loans will be secured by stock, will be full recourse to the employee, and will mature in 10 years. On January 12, 1998, the executive officers exercised 132,700 SPP Shares. The 1997 SPP loan does not provide for loan forgiveness.

  In 1997, the Company granted the executive officers 396,000 SPP Matching Options, which expire in 10 years. These options are vested after 9 years. The vesting may be accelerated if the executive exercises the options to purchase the SPP Shares and then holds those shares in accordance with the plan over 5 years. The Company also granted 95,100 options to the executive officers in 1997 based upon 1996 performance (Annual Options). Annual Options vest over 5 years and expire after 10 years. The SPP Matching Options and the Annual Options have an exercise price equal to $25.25 per share, the stock price on the grant date. Annual options accrue dividends (Dividend Equivalents) based on the Company's annual dividend less the average dividend yield of the S&P 500 for the corresponding year. Dividend Equivalents are converted into common stock immediately and vest over 5 years.

  The following table sets forth as of March 1, 1998, the amounts outstanding under the SPP loan program due from each of the Company's executive officers.

                                                           Largest Balance
                               SPP Loan Balance        During Fiscal Year Ended
Executive Officer               March 1, 1998              December 31, 1997
-----------------               -------------              -----------------
Martin E. Stein, Jr.              $1,511,180                     $651,662
Bruce M. Johnson                     943,114                      314,767
Robert C. Gillander, Jr.             926,406                      294,479
James D. Thompson                    903,140                      261,896


  STOCK OPTIONS. The following table sets forth information concerning the value of unexercised options as of December 31, 1997 held by the executive officers named in the Summary Compensation Table above.


                AGGREGATED OPTION EXERCISES DURING FISCAL 1997
                       AND OPTION YEAR-END VALUES TABLE

                                    Number of
                                     Shares                        Number of Unexercised       Value of Unexercised
                                    Acquired          Value             Options at            In-the-Money Options at
                                      Upon          Realized        December 31, 1997            December 31, 1997
                                   Exercise of        Upon            Exercisable/                  Exercisable/
Name                                Options         Exercise          Unexercisable                Unexercisable
----                                -------         --------          -------------                -------------
Martin E. Stein, Jr.                 5,556          $149,328            78,044 (E) /                $289,933 (E) /
                                                                        226,700 (U)                 $552,581 (U)

Bruce M. Johnson                     4,198          $112,812            41,502 (E) /                $ 91,171 (E) /
                                                                        109,900 (U)                 $267,881 (U)

Robert C. Gillander, Jr.             4,198          $112,812            41,502 (E) /                $ 89,652 (E) /
                                                                        109,900 (U)                 $267,881 (U)

James D. Thompson                    3,857          $103,662            39,843 (E) /                $ 83,723 (E) /
                                                                        109,900 (U)                 $267,881 (U)


The following table sets forth information with respect to option grants to the executive officers named in the Summary Compensation Table above during 1997 and the potential realizable value of such option grants. See Stock Purchase Plan for discussion of stock options granted during 1997.

                       OPTION GRANTS DURING FISCAL 1997

                                                  % of Total
                               Number of           Options            Exercise                          Hypothetical
                                Options            Granted             Price            Expiration        Value at
Executive Officer               Granted          during 1997         ($/share)             Date          Grant Date
-----------------               -------          -----------         ---------             ----          ----------
Martin E. Stein, Jr.            270,300             21.6%             $25.25             1-13-2007        $842,610
Bruce M. Johnson                139,600             11.2%             $25.25             1-13-2007         435,814
Robert L. Gillander, Jr.        139,600             11.2%             $25.25             1-13-2007         435,814
James D. Thompson               139,600             11.2%             $25.25             1-13-2007         435,814

(1) The estimated present value at grant date of options granted during 1997 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5.7 years; a risk-free interest rate of 6.3%; a volatility rate of 21%; and a dividend yield of 6.3%. The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.


  COMPENSATION OF DIRECTORS. In 1997, the Company paid an annual fee of $17,000 to each of its non-employee Directors, plus $2,500 per year for service on a Board committee ($3,000 per year for chairing a committee). Directors' fees are currently paid in shares of Common Stock, unless the Director elects to receive all or any portion of the fees in cash. Non-employee Directors also receive non-qualified options to purchase 1,000 shares of Common Stock at the end of each year and may elect to participate in a stock purchase matching program that provides for a stock value match equal to 50% of the stock purchased by the Director, limited to $10,000 per year. The options vest one year after grant and have a term of ten years and an exercise price equal to the greater of the fair market value of the Common Stock on the date of grant or the average trading price of the Common Stock on the 20 business days preceding the date of grant.


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

  During the year ended December 31, 1997, Martin E. Stein, Chairman and Chief Executive Officer of the Company, served on the board of Directors of FRP Properties, Inc. Edward L. Baker, Chairman of the Board of FRP Properties, Inc. is a member of the Company's Compensation Committee.


CERTAIN TRANSACTIONS

  The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

  COMPANY OPTION ON TRG PROPERTIES. TRG and Joan W. Stein, Martin E. Stein, Jr. and Richard W. Stein (who are Directors of the Company, and together with Robert
L. Stein, the "Steins") have retained interests in properties that were determined not to be appropriate for ownership by the Company initially because their transfer is restricted or because they lack cash flow or are of a type presently inconsistent with the Company's investment objectives. Upon consummation of the Company's initial public offering in 1993, TRG granted options to the Company for all of the properties (the "Option Properties") that TRG has the right to option and that are likely to become suitable for Company investment, e.g., land that can be developed into shopping centers. At January 1, 1998, all options on the Option Properties expired except for a 19-story downtown office building in Fort Lauderdale, Florida ("BBP"), as to which the Company has been granted a right of first refusal. The expired Option Properties consisted of land in Florida that did not meet the Company's investment objectives.

  MANAGEMENT SERVICES FOR TRG AND ITS AFFILIATES. The Company, through its affiliate Regency Realty Group, Inc. (the "Management Company"), provides management and leasing services for BBP, and also will receive brokerage fees for arranging the sale of any of the Option Properties, and development fees for providing development services for the Option Properties that consist of land held for sale. These arrangements are intended to give the Company the economic benefit from the management, leasing, brokerage and development activities with respect to such properties. All of such services are provided on terms and conditions no less favorable to the Management Company than the terms and conditions on which the Management Company provides similar services to third parties. The Audit Committee of the Board of Directors is required to review annually the terms and conditions on which such services are provided. During the year ended December 31, 1997, TRG paid the Management Company an aggregate of $419,982 for such services.

  COST SHARING ARRANGEMENT WITH MANAGEMENT COMPANY. The Company manages, leases and develops its own properties under employee and cost sharing arrangements with the Management Company. TRG owns 93% of the voting common stock of the Management Company, and the Company, directly and through its investment in Regency Centers, L.P., owns 100% of the Management Company's non-voting preferred stock and 7% of its voting common stock. The cost sharing arrangements are based on allocations of management time and general overhead made on an arm's-length basis and in compliance with applicable regulations of the Internal Revenue Service. All such cost sharing arrangements must be reviewed annually by the Audit Committee of the Board of Directors, and any changes in such arrangements must be approved by a majority of the Company's independent Directors. Under generally accepted accounting principles, all items of income and expense of the Management Company are consolidated with the Company and included in the Company's financial statements, net of inter-company transactions.

  LIMITED PARTNERSHIP AGREEMENT WITH WLD ENTERPRISES, INC. The Company, through its former subsidiary RRC JV One, Inc., is a party to a limited partnership with WLD Realty, Ltd. known as Regency Ocean East Partnership, Ltd. in which Regency Centers, L.P., a limited partnership controlled by the Company, as general partner, owns a twenty-five percent (25%) interest and WLD Realty, Ltd., as limited partner, owns a seventy-five percent (75%) interest. Douglas S. Luke, a Director of the Company, is President and Chief Executive Officer of WLD Enterprises, Inc. ("WLD"), an affiliate of WLD Realty, Ltd., and also owns a 3.85% interest in WLD Realty, Ltd. The purpose of the partnership is to operate Ocean East, a Florida shopping center. Each partner has contributed their pro rata share of capital to the partnership. Future distributions from the operations of the shopping center will be made pro rata until each partner has achieved a cumulative internal rate of return of 12%, then distributions will be 50% to each partner. In the event of sale or refinancing, distributions to each partner after return of capital will be pro rata and after an IRR of 18% will be 50% to each partner. In the opinion of the Board of Directors, the terms of the partnership agreement are at least as favorable as those that could be obtained from entering into a partnership with an unrelated party.

  CONSULTING SERVICES FROM SC-USREALTY AFFILIATE. SC-USREALTY Investment Research, Inc.("SCII"), an affiliate of SC-USREALTY, provides consulting services from time to time on an as-needed basis to the various entities in which SC-USREALTY has invested. During the year ended December 31, 1997, the Company paid consulting fees of $95,000 to SCII related to due diligence assistance in connection with its acquisition of assets from Branch.

  OTHER. Richard W. Stein, a Director and the son and brother, respectively, of Joan W. Stein, a Director, and Martin E. Stein, Jr., the Company's Chairman and a Director, is President and Chief Executive Officer, and a Director of Palmer & Cay/Carswell, Inc., an independent insurance agency. During the year ended December 31, 1997, the Company obtained insurance through Palmer & Cay/Carswell for which Palmer & Cay/Carswell received commissions in the aggregate amount of approximately $114,000.

                PROPOSAL 2:  TO AMEND ARTICLES OF INCORPORATION
                  TO FACILITATE CONTINUED QUALIFICATION AS A
                         DOMESTICALLY CONTROLLED REIT


  The Company's Board of Directors has approved and recommends approval by shareholders of an amendment to Section 5.14 of the Company's Amended and Restated Articles of Incorporation (the "Charter") to facilitate the Company's continued qualification as a domestically controlled REIT for federal income tax purposes. Set forth below is a summary of the proposed amendment. The full text of Section 5.14, as proposed to be amended, is attached as Appendix A.

REASONS FOR AND POSSIBLE EFFECTS OF THE AMENDMENT

  Background. Security Capital U.S. Realty (together with its wholly owned subsidiary, Security Capital Holdings S.A., "SC-USREALTY") is a Luxembourg corporation that presently owns 11,284,439 shares of Common Stock, constituting approximately 45.4% of the outstanding Common Stock. SC-USREALTY is a research-driven, growth-oriented real estate operating management company focused on taking significant strategic investment positions in value-added real estate operating companies based in the United States. SC-USREALTY's primary capital deployment objective is to take a pro-active ownership role in businesses that it believes can potentially generate above average rates of return. Pursuant to its strategic alliance with the Company, SC-USREALTY has participation rights that grant it the right to purchase additional equity whenever the Company sells additional shares of capital stock or options or other rights to acquire capital stock.

  When SC-USREALTY became a major shareholder of the Company in 1996, at SC-USREALTY's request, the Charter was amended to prevent any Non-U.S. Person other than SC-USREALTY and its affiliates from acquiring additional shares of the Company's capital stock if, as a result of such acquisition, the Company would fail to qualify as a domestically controlled REIT under the Internal Revenue Code (assuming for this purpose, among other things, that SC-USREALTY and its affiliates are Non-U.S. Persons and own 45% of the outstanding Common Stock on a fully diluted basis). A domestically controlled REIT is a REIT more than 50% of the value of the capital stock of which is held by U.S. Persons. Non-U.S. Persons who hold more than 5% of a domestically controlled REIT are entitled to certain tax advantages depending on the foreign jurisdiction in which they are domiciled.

  Current Provision. Under Section 5.14 of the Charter as currently in effect, if any shareholder purports to transfer shares of the Company's capital stock to a Non-U.S. Person (other than SC-USREALTY and its affiliates) and the transfer would result in the Company's failing to qualify as a domestically controlled REIT (assuming for this purpose, among other things, that SC-USREALTY and its affiliates are Non-U.S. Persons and own 45% of the outstanding Common Stock on a fully diluted basis), the purported transfer will be considered null and void, and the intended transferee will be deemed not to have acquired any rights in such shares. In addition, if any Non-U.S. Person (other than SC-USREALTY and its affiliates) acquires shares of the Company's capital stock in violation of the foregoing provision, such person will be deemed to hold the shares that exceed the 50% limitation in trust for the Company, will not receive dividends or distributions with respect to such excess shares and will not be entitled to vote such excess shares. Such person also will be required, at the Board's election, either (i) to have the excess shares be redeemed by the Company for a price equal to the lesser of the amount paid for the shares or the average closing price for the 10 trading days before the sale, or (ii) to sell the excess shares at the direction of the Company, with any proceeds in excess of the amount paid by the holder of the excess shares and any expenses of the Company incurred in connection with such sale being paid to the Company.

  Proposed Amendment. In order to assist the Company to continue to qualify as a domestically controlled REIT under the Internal Revenue Code, the proposed amendment to Section 5.14 of the Charter would void the transfer of shares to SC-USREALTY as well as to any other Non-U.S. Person to the extent that any such transfer would result in the fair market value of the capital stock of the Company owned directly or indirectly by Non-U.S. Persons (including SC-USREALTY and its affiliates) comprising 50% or more of the fair market value of the issued and outstanding capital stock of the Company. Consistent with the existing presumption that SC-USREALTY owns 45% of the Company's Common Stock on a fully diluted basis, the proposed amendment also would void the transfer of shares to a Non-U.S. Person if the transfer would result in the fair market value of the shares of capital stock of the Company owned directly or indirectly by Non-U.S. Persons (other than SC-USREALTY and its affiliates) comprising five percent (5%) or more of the fair market value of the issued and outstanding shares of capital stock of the Company. Under the proposed amendment, SC-USREALTY will have the ability to waive, alter or revise the applicability of the transfer restrictions in Section 5.14 to itself as well as to any other person, in its sole discretion, upon delivery of written notice to the Company's Board of Directors.

  Possible Effects of Proposed Amendment. Qualification as a REIT does not depend on the extent to which the REIT's capital stock is owned by U.S. Persons. However, loss of status as a domestically controlled REIT would adversely affect SC-USREALTY. The Company is not aware of any other Non-U.S. Person who would be affected in any way by the amendment. The proposed amendment merely applies the same restrictions to SC-USREALTY that currently apply to all other Non-U.S. Persons.

  With or without the amendment, the acquisition of Common Stock in the future may not be a suitable investment for Non-U.S. investors other than SC-USREALTY.

REQUIRED VOTE

  The affirmative vote of a majority of the total votes cast by shareholders with respect to the proposed amendment is required for approval thereof. For this purpose, broker non-votes and abstentions will not be counted.

  THE COMPANY'S BOARD OF DIRECTORS VOTED UNANIMOUSLY IN FAVOR OF THE PROPOSED AMENDMENT TO SECTION 5.14 OF THE CHARTER AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR THEREOF. PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending December 31, 1998. That firm has served as the auditors for the Company since 1993. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.


                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting, it is the intention of the persons designated as proxy to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.


                             SHAREHOLDER PROPOSALS

  Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1999 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 16, 1998. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.


                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the year ended December 31, 1997 accompanies this Proxy Statement. Additional copies may be obtained by writing to Lesley Stocker, at the Company's principal executive offices, at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.


                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

  SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                 APPENDIX A


  This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003,
607.1004 and 607.1006, Florida Business Corporation Act, amendments to Section
5.14 of the Articles of Incorporation, as restated on November 4, 1996, were approved by the Board of Directors at a meeting held on December 5, 1997 and adopted by the shareholders of the corporation on May 26, 1998. The only voting group entitled to vote on the adoption of the amendment to Section 5.14 of the Articles of Incorporation consists of the holders of the corporation's common stock. The number of votes cast by such voting group was sufficient for approval by that voting group. Section 5.14 of the Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

                "Section 5.14  Certain Transfers to Non-U.S. Persons Void.  Any
                               ------------------------------------------
        Transfer of shares of Capital Stock of the Corporation to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if the
        Transfer:

                        1. occurs prior to the 15% Termination Date and results
                in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than a Special Shareholder who is a Non-U.S. Person) comprising five percent (5%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or

                        2. results in the fair market value of the shares of
                Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who are Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation.

        If either of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise:

                (i) be prohibited from being voted at any time such securities result in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders who are Non-U.S. Persons) or by Non-U.S. Persons (including Special Shareholders who are Non-U.S. Persons) comprising five percent (5%) or more or fifty percent (50%) or more, respectively, of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation;

                (ii) not be entitled to dividends with respect thereto;

                (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of

        Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

                (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

        The Special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section
        5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine."

  IN WITNESS WHEREOF, the undersigned Chairman of this corporation has executed
these Articles of Amendment this      day of                     , 1998.
                                 ----        --------------------


                                          --------------------------------------
                                          Martin E. Stein, Jr., Chairman and CEO

                          REGENCY REALTY CORPORATION
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 26, 1998

  The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Martin E. Stein, Jr. and Bruce M. Johnson, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of Common Stock of Regency Realty Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 26, 1998, and any and all adjournments thereof, in the manner specified.

1. Election of Directors nominated by the Board of Directors--Class I: Lee S. Wielansky; Class II: Martin E. Stein, Jr., Raymond L. Bank, A.R. Carpenter and J. Dix Druce, Jr.; Class III: Jonathan L. Smith.

[ ] FOR all nominees     [ ] WITHHOLD   INSTRUCTION: TO WITHHOLD AUTHORITY TO
   listed (except as       AUTHORITY    VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
     marked to the        to vote for   THAT NOMINEE'S NAME ON THE SPACE
     contrary to         all nominees.  PROVIDED BELOW.)
     the right).
                                        ---------------------------------------

2. Amendment to Section 5.14 of Articles of Incorporation to make applicable to the Company's major beneficial shareholder, Security Capital U.S. Realty, the same transfer restrictions which currently apply to all other Non-U.S. Persons.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


          (Continued and to be SIGNED and dated on the reverse side.)

                         (Continued from reverse side)
    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                      WILL BE VOTED "FOR" EACH PROPOSAL.



                                        Should any other matters requiring a
                                        vote of the shareholders arise, the
                                        above named proxies are authorized to
                                        vote the same in accordance with their
                                        best judgment in the interest of the
                                        Company. The Board of Directors is not
                                        aware of any matter which is to be
                                        presented for action at the meeting
                                        other than the matters set forth herein.

                                        DATED:                       , 1998
                                              -----------------------

                                                                     (SEAL)
                                        -----------------------------

                                                                     (SEAL)
                                        -----------------------------
                                        (Please sign exactly as name or names
                                        appear hereon. Executors,
                                        administrators, trustees or other
                                        representatives should so indicate when
                                        signing.)